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                                                                 Exhibit 10.18.2


          RESOLVED, that the Board authorizes the reapproval of the performance goals established under the 1995 Union Carbide Performance Incentive Plan (the "Plan"), effective upon the reapproval of the performance goals under the Plan by the Stockholders.